UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive N.E. Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Agreement.

Indenture

On August 30, 2016, Wolverine World Wide, Inc. (the “Company”), certain domestic subsidiaries of the Company named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, entered into the Senior Notes Indenture dated as of August 30, 2016 (the “Indenture”), pursuant to which the Company issued $250 million aggregate principal amount of 5.000% Senior Notes due 2026 (the “Notes,” and the offering thereof, the “144A Offering”).  The Notes will bear interest at the rate of 5.000% per year. Interest on the Notes is payable on March 1 and September 1 of each year, beginning on March 1, 2017. The Notes will mature on September 1, 2026.

At any time prior to September 1, 2019, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus a “make-whole” premium as set forth in Indenture, plus accrued and unpaid interest. In addition, before September 1, 2019, the Company may redeem up to 35% of the Notes at a redemption price equal to 105.000% of their principal amount, plus accrued and unpaid interest, using the proceeds of certain equity offerings. Further, on and after September 1, 2021, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 102.500% of the principal amount, if redeemed during the twelve-month period beginning on September 1, 2021, 101.667% of the principal amount, if redeemed during the twelve-month period beginning on September 1, 2022, 100.833% of the principal amount, if redeemed during the twelve-month period beginning on September 1, 2023 and 100.000% of the principal amount, if redeemed during the twelve-month period beginning on September 1, 2024 and thereafter, in each case plus accrued and unpaid interest.

The Indenture requires that, upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes pursuant to the Indenture, the Company shall offer to purchase all of the Notes at a purchase price in cash equal to 101% of the outstanding principal amount of such Notes, plus accrued and unpaid interest. If the Company or its restricted subsidiaries dispose of assets, under certain circumstances, the Company will be required to use the net proceeds from such disposals to make an offer to purchase Notes at an offer price in cash in an amount equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest.

The Company intends to use the net proceeds from the 144A Offering, together with borrowings under the Company’s senior credit facility and cash on hand, to fund the redemption of the Company’s outstanding 6.125% Senior Notes due 2020, and pay related fees and expenses.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to incur additional indebtedness and guarantee indebtedness; pay dividends or make other distributions in respect of, or repurchase or redeem, the Company’s capital stock; prepay, redeem or repurchase certain debt; issue certain preferred stock or similar equity securities; make loans and investments; sell or otherwise dispose of assets; consolidate, merge or sell substantially all of the Company’s assets; incur liens; enter into transactions with affiliates; and enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends and make other distributions. Certain of the covenants will be suspended upon the Notes achieving an investment grade rating from specified rating agencies. The terms of the Indenture include customary events of default, including, but not limited to, failure to make payment, failure to comply with the obligations set forth in the Indenture, certain defaults on certain other indebtedness, and invalidity of the guarantees under the notes issued pursuant to the Indenture.

The Notes are guaranteed on a senior unsecured basis, by each of the Company’s existing and future domestic subsidiaries that is a borrower under or that guarantees obligations under the Company’s existing senior credit facility, or that guarantees the Company’s other indebtedness or indebtedness of any Guarantor, which indebtedness in either case is in an aggregate principal amount of $50.0 million or greater. The Notes and the related guarantees are the Company’s and the Guarantors’ senior unsecured obligations, and will rank senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness; rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness; be effectively subordinated to any of the Company’s and the Guarantors’ existing and future secured debt, including indebtedness under the Company’s existing senior credit facility, to the extent of the value of the assets securing such debt; and be structurally subordinated to all of the existing and future liabilities (including debt and trade payables) of each of the Company’s subsidiaries that do not guarantee the Notes. The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes are subject to restrictions on transferability and resale.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(a)              Not applicable.

(b)              Not applicable.

(c)               Not applicable.

(d)              Exhibits:

4.1                     Senior Notes Indenture, dated August 30, 2016, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association.

4.2                     Form of 5.000% Senior Notes due 2026 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2016	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

4.1	Senior Notes Indenture, dated August 30, 2016, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association.

4.2	Form of 5.000% Senior Notes due 2026 (included in Exhibit 4.1).